AMENDMENT 2 TO SCHEDULE A TO
                             PARTICIPATION AGREEMENT

                                      Among

                          PUTNAM CAPITAL MANAGER TRUST
                      (now known as Putnam Variable Trust)

                            PUTNAM MUTUAL FUNDS CORP.

                                       and

                   AMERICAN ENTERPRISE LIFE INSURANCE COMPANY



THIS AMENDMENT 2 TO SCHEDULE A TO PARTICIPATION AGREEMENT (Amendment 2 to Schedule A) is made and entered into this 30th day of October, 1997 by and among Putnam Variable Trust (formerly Putnam Capital Manager Trust) (the "Fund"); Putnam Mutual Funds Corp. (the "Distributor"); and American Enterprise Life Insurance Company (the "Company").

WHEREAS, the Company, the Fund and the Distributor are parties to the Participation Agreement dated January 16th, 1995, as amended April 30th, 1997 (the "Agreement"); and

WHEREAS, the parties now desire to amend Schedule A to the Agreement so that an enhanced flexible premium variable annuity contract may invest in the Authorized Funds;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Distributor agree as follows:

 1. Amendment to Schedule A. In accordance with the terms of the Agreement, the parties hereby amend Schedule A to read as follows:

                                   Schedule A

                                    Contracts

American Enterprise Variable Annuity Account, established July 15, 1987.

         AEL Personal Portfoliosm and AEL Personal Portfolio Plus offer the following Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund
                  Putnam VT Growth and Income fund
                  Putnam VT New Opportunities Fund
                  Putnam VT High Yield Fund

         AEL  Preferredsm,   distributed   through  TCF,  offers  the  following
         Authorized Funds as investment options:

                  Putnam VT Diversified Income Fund
                  Putnam VT Growth and Income Fund
                  Putnam VT New Opportunities Fund
                  Putnam VT Voyager Fund
                  Putnam VT Global Growth Fund

 2. Counterparts. This Amendment 2 to Schedule A may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 2 to Schedule A to be executed in its name and behalf by its duly authorized representatives as of the date specified above.


PUTNAM VARIABLE TRUST               PUTNAM MUTUAL FUNDS CORP.

By:/s/   John R. Vereni                     By:/s/   Jeffrey M. Miller
-----------------------                      ----------------------------
Name:    John R. Vereni                     Name:    Jeffrey M. Miller

Title:   Vice President                              Title:   Managing Director


AMERICAN ENTERPRISE LIFE
INSURANCE COMPANY                   ATTEST:

By:/s/   Stuart A. Sedlacek                   By:/s/   William A. Stoltzmann
----------------------------                  --------------------------------
Name:    Stuart A. Sedlacek                   Name:    William A. Stoltzmann

Title:   Executive Vice President           Title:   Vice President